                                                                      EXHIBIT 12


                            WASTE MANAGEMENT, INC.

                      Ratio of Earnings to Fixed Charges
                                  (Unaudited)

                      (millions of dollars, except ratio)


                                                              Nine Months
                                                           Ended September 30
                                                         ----------------------
                                                          1996(1)      1997(1)
                                                         ---------    ---------
Income From Continuing Operations Before Income
  Taxes, Undistributed Earnings from Affiliated
  Companies and Minority Interest..................      $ 1,060.9        898.6

Interest Expense...................................          363.3        353.8

Capitalized Interest...............................          (53.3)       (44.3)

One-Third of Rents Payable in the Next Year........           39.3         35.7
                                                         ---------    ---------

Income From Continuing Operations Before Income
  Taxes, Undistributed Earnings from Affiliated
  Companies, Minority Interest, Interest and
  One-Third of Rents...............................      $ 1,410.2    $ 1,243.8
                                                         =========    =========

Interest Expense...................................      $   363.3    $   353.8

One-Third of Rents Payable in the Next Year........           39.3         35.7
                                                         ---------    ---------

Interest Expense plus One-Third of Rents...........      $   402.6    $   389.5
                                                         =========    =========

Ratio of Earnings to Fixed Charges.................      3.50 to 1    3.19 to 1

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(1)  As revised. See "Notes to Consolidated Financial Statements - Revisions."